Exhibit 10.5


                            ASSET PURCHASE AGREEMENT

         AGREEMENT (this "Agreement") dated as of May 27, 1997, between American Radio Systems Corporation, a Delaware corporation (the "Buyer") and Precision Media Corporation, a Delaware corporation (the "Seller").

         WHEREAS, the Seller is (i) the owner, licensee and operator of four radio stations, WMYF-AM, broadcasting at a frequency of 1540 khz in and licensed to Exeter, New Hampshire, WERZ-FM, broadcasting at a frequency of 107.1 mhz in and licensed to Exeter, New Hampshire, WZNN-AM, broadcasting at a frequency of 930 khz in and licensed to Rochester, New Hampshire and WSRI-FM, broadcasting at a frequency of 96.7 mhz in and licensed to Rochester, New Hampshire (collectively, the "Stations") and (ii) the owner of certain land (the "Premises") and the buildings, structures and improvements (the "Buildings") thereon located in Exeter, New Hampshire and described in more detail on Exhibit A attached hereto; and

         WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase the Premises, the Buildings and certain other assets of the Seller relating to the Seller's operation of the Stations; and

         WHEREAS, the purchase and sale of such assets may not be consummated unless and until the Federal Communications Commission (the "FCC") approves the transfer to the Buyer of the Seller's FCC licenses to operate the Stations.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. The following terms shall have the meanings respectively assigned to them below in this Section 1 or in the other provisions of this Agreement referred to below:

         Acquired Assets.  As defined in Section 2.

         Appurtenant  Rights.  Shall  mean  the  rights,   easements  and  other
interests appurtenant to the Premises which are described on Exhibit A.

         Assumption Agreement. An Assumption Agreement, to be executed and dated as of the Closing Date, substantially in the form of Exhibit B.

         Buildings.  See preamble hereto.




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         Closing.  As defined in Section 5.1.

         Closing Date. The date to be designated by notice from the Buyer to the Seller, or such other date as the parties may mutually agree for the closing of this transaction; provided, however, that the Closing Date shall not be more than fifteen (15) days after the date on which there is an effective FCC Consent; provided, further, in no event shall the Closing Date occur later than seven (7) months following the date of this Agreement.

         Contracts.  As defined in Section 2.3.

         Deed. A good and sufficient special warranty deed transferring good and clear record and marketable title to the Premises, the Buildings and the Appurtenant Rights, subject only to Permitted Encumbrances.

         Encumbrances.  As defined in Section 7.4.

         Escrow Agent. Citizens Bank of Rhode Island, a Rhode Island banking corporation.

         Escrow Deposit. The sum of $600,000 held by the Escrow Agent pursuant to the Escrow Agreement.

         Escrow Agreement. The Escrow Agreement of even date by and among Seller, Buyer and Escrow Agent, in substantially the form attached hereto as Exhibit C.

         Excluded Assets.  As defined in Section 2.4.

         Farmington Lease. The Ground Lease dated November 10, 1991 between Lois Glidden and the Seller (as successor-in-interest to Bear Broadcasting Company) regarding the Farmington Property, in the form attached hereto as Exhibit E-1.

         Farmington Property. The land located on Elm Street, Farmington, New Hampshire and described in more detail in the Farmington Lease.

         FCC.  As defined in the preamble.

duly granted by the FCC approving the transfer of the Licenses to the Buyer and approving thereby the control and operation of the Stations by the Buyer on and after the Closing Date under conditions that are not less favorable final, that is, one with respect to which no appeal or petition or motion for rehearing and no reconsideration or review is pending, and as to which the time for filing or initiating such an appeal or petition or motion or reconsideration or review has expired, or, if filed or initiated, has been denied,




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dismissed  or  withdrawn  and the time for any further  administrative  or legal proceedings has expired.

         FTC.  Federal Trade Commission.

         HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Leases. Collectively, the Farmington Leases, the Rochester Lease and the Stratham Lease.

         Licenses.  As defined in Section 7.5.

         Materially Adverse Effect. Any materially adverse effect on the ability of the Seller to operate the Stations in accordance with applicable law or to pay its debts as they become due and payable.

         Non-Competition Agreement. The Non-Competition Agreement between the Buyer and the Seller, to be dated as of the Closing Date, substantially in the form of Exhibit D.

         Occupancy Permit. The certificate of use and occupancy issued by the Town of Exeter, New Hampshire.

         Permitted Encumbrances.  As defined in Section 5.2.

         Purchase Price.  As defined in Section 3.1.

         Premises.  See preamble hereto.

         Rochester Lease. The Lease and Option Agreement dated October 9, 1987 between Marcia L. Nescot and the Seller (as successor-in-interest to Bear Broadcasting Company, successor-in-interest to Salmanson Communications, Inc.) regarding the Rochester Property, in the form attached hereto as Exhibit E-2.

         Rochester Property. The land, buildings and transmitting tower thereon located at Rochester Hill Road, Rochester, New Hampshire and described in more detail in the Rochester Lease.

         Real Estate. Collectively, the Premises, the Buildings, the Appurtenant Rights, the Farmington Property, the Rochester Property and the Stratham Property.

         Service Agreements. All service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or




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insurance  of the Premises and Building  Service  Equipment,  including  but not limited to those described on Exhibit F.

         Stations.  As defined in the preamble.

         Station Records.  As defined in Section 11.3.

         Stratham Lease. The Lease dated July 9, 1982 between Long Hill Associates Partnership (as successor-in-interest to Gowen Farms, Inc.) and the Seller (as successor-in-interest to Porter Communications, Inc.) regarding the Stratham Property, in the form attached hereto as Exhibit E-3.

         Stratham Property. The land and transmitting tower thereon located on Long Hill Road, Stratham, New Hampshire and described in more detail in the Stratham Lease.

         Time Brokerage Agreement. The Time Brokerage Agreement of even date herewith, in substantially the form of Exhibit G hereof.

         Title Policy. An ATLA standard form title insurance policy issued by the Title Insurance Company in an amount equal to the Purchase Price insuring that Buyer or its nominee holds good, record and marketable fee simple title to the Premises, the Buildings and the Appurtenant Rights, subject only to Permitted Encumbrances, which policy shall not include any exceptions for (i) mechanics liens or (ii) persons in possession or occupancy.


         SECTION 2. PURCHASE AND SALE; NON-COMPETITION AGREEMENT. Subject to the terms and conditions set forth in this Agreement, at the Closing the Seller shall sell and transfer to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the assets described in Sections 2.1, 2.2 and 2.3 below (collectively, the "Acquired Assets") and all of the Seller's interests in and rights under the contracts and agreements described in Section 2.4 below (the "Contracts"):


         2.1. Tangible Assets. The transmission tower housings on certain of the Real Estate, the guy wires relating thereto and stanchions or other supports for the guy wires, and all transmission, studio and other equipment, furniture, fixtures, motor vehicles, promotional blimps and balloons and other tangible personal properties located in Farmington, Stratham, Rochester and Exeter, New Hampshire and environs that are used, necessary or useful in connection with the operation of the Stations and that the Seller either owns or has the power to transfer including, without limitation, those listed on Schedule 2.1 (which schedule shall indicate which assets are owned and which assets are leased or otherwise held), together with any replacements or modifications thereof and additions thereto made between the date hereof and



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                                      -5-


the Closing Date in the ordinary course of business and in accordance with the provisions of this Agreement.

         2.2. All rights, permits, trade names, service marks, slogans, customer lists, logos, jingles, goodwill and other intangible property used, necessary or useful in connection with the operation of the Stations and that the Seller either owns or has the power to transfer, including, without limitation, the Licenses and any renewals or modifications thereof between the date hereof and the Closing Date, the call signs "WMYF-AM," "WERZ-FM," "WZNN-AM," and "WSRI-FM", all logos and artwork associated therewith and the Licenses, including, without limitation, those listed on Schedule 2.2, together with any replacements thereof and additions thereto made between the date hereof and the Closing Date in the ordinary course of business and in accordance with the provisions of this Agreement.

         2.3. Real Property and Related Assets. The Buildings, the Premises and the Appurtenant Rights.

         2.4.  Contracts,  etc. All of the Seller's right, title and interest in and to those particular agreements, whether written or oral, and any and all extensions thereof that are used, necessary or useful in connection with the operation are entered into subsequent to the date of this Agreement and prior to the Closing Date in the ordinary course of the Seller's business and consistently with the Seller's customary operation of the Stations, subject to the are entered into subsequent to the date of this Agreement and prior to the Closing Date outside of the ordinary course of the Seller's business if the Buyer on the Closing Date elects to assume such agreements pursuant to the Assumption Agreement, including, without limitation, the Service Agreements and the Leases.

         2.5. Excluded Assets. The Acquired Assets being sold to the Buyer do not include (a) the Stations' cash on hand and in banks, (b) the Stations' cash equivalents, (c) the Stations' accounts receivable, and (d) the rights of the Seller under this Agreement and the Escrow Agreement (collectively, the "Excluded Assets").

         2.6. Non-Competition Agreement. The Buyer and the Seller shall enter into the Non-Competition Agreement.

         2.7. Employee Matters. Buyer shall have the right, but not the obligation, to hire substantially all of the employees of the Stations immediately following the Closing. Except as expressly provided for in the Time Brokerage Agreement, Seller shall be responsible for all salary and benefits of the employees of the Stations for the period prior to the Closing Date. All



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                                      -6-



employees of the Stations shall cease active participation in all of Seller's employee benefit plans on the Closing Date, in accordance with the terms of such plans.

         SECTION 3.  PAYMENTS.

         3.1. Purchase price for Acquired Assets and Contracts. On the date hereof the Buyer has delivered the Escrow Deposit to the Escrow Agent pursuant to the Escrow Agreement. At the Closing, the Buyer shall pay to the Seller, as the aggregate purchase price for the Acquired Assets and Contracts an amount equal to $6,000,000 (the "Purchase Price"), plus or minus, as the case may be, the amount of any proration adjustment required by Section 6. The Purchase Price will be paid by delivery by the Buyer to the Seller of a bank wire transfer or other immediately available funds to a bank or banks designated by Seller in writing. In addition to the payment of the Purchase Price, the Buyer shall pay to the Seller $32,500 each month under the terms of the Time Brokerage Agreement.

         3.2. Allocation of Purchase Price. The Purchase Price shall be allocated, for tax purposes, in accordance with the results of an appraisal of the Acquired Assets that is prepared by Broadcast Investments Analysts, Inc.

         SECTION 4. ASSUMPTION OF CERTAIN OBLIGATIONS. At the Closing, the Buyer shall assume and agree to pay, perform fulfill and discharge, pursuant to the Assumption Agreement, those obligations of the Seller under the Contracts that accrue after the Closing and that relate to events that transpire subsequent to the Closing. Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, shall not be deemed to have assumed, and shall not be responsible for any liability or obligation of the Seller other than those obligations assumed pursuant to the Assumption Agreement. Schedule 4 attached hereto sets forth all barter and other trade obligations of the Seller outstanding on the date hereof.

         SECTION 5.  CLOSING.

         5.1. Time and Place. The closing (the "Closing") of the purchase and sale transactions contemplated by this Agreement shall take place on the Closing Date at the offices of Bingham, Dana & Gould at 150 Federal Street, Boston, Massachusetts at the time designated in the Buyer's notice to the Seller, or at such other time and place as the parties mutually agree.

         5.2. Transactions at Closing. At the Closing: (a) the Seller shall duly execute and deliver to the Buyer the Deed and such bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets and the Contracts as the Buyer may reasonably request and as may be reasonably necessary to vest in the Buyer title to all of the




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                                      -7-


Acquired Assets and rights to enjoy and enforce the Contracts, in each case subject to no Encumbrance except for the Encumbrances specified in Schedule 5.2 (the "Permitted Encumbrances"); (b) with respect to any agreements entered into subsequent to the date of this Agreement and which were not entered into (i) in the ordinary course of the Seller's business consistent with the Seller's customary operation of the Stations or (ii) with the Buyer's written consent, the Buyer shall notify the Seller which of such agreements the Buyer elects to assume as Contracts; (c) the Buyer shall deliver to the Seller by bank wire transfer or other immediately available funds the Purchase Price; (d) the Seller and Buyer shall execute and deliver the Non-Competition Agreement; and (f) the Seller shall deliver the Station Records to the Buyer at the Stations.

         SECTION 6. ADJUSTMENTS. Except as expressly set forth in the Time Brokerage Agreement, the operation of the Stations, the Acquired Assets and the Contracts and the income and the expense attributable thereto, including, but not limited to, utilities, rent, deposits, prepaid and accrued items, payroll, vacation and severance pay earned but not paid, and property or other taxes and assessments applicable to the Acquired Assets and Contracts up to 12:01 a.m. current local time on the Closing Date shall be for the account of the Seller and thereafter for the account of the Buyer, and such income and expenses shall be prorated between the account of the Seller and Buyer and net settlement made on the Closing Date as far as feasible, by means of an addition to or, as the case may be, subtraction from the Purchase Price. If the amount of any such items cannot be readily ascertained on the Closing Date, proration of all such items shall be made on one occasion as soon after the Closing Date as the amount thereof is ascertainable, and in any event within ninety (90) days following the Closing Date. All prorations and adjustments made pursuant to this Section 6 shall be made in accordance with generally accepted accounting principles.
Nothing in this Section 6 shall be deemed to apply to accountants fees, appraisal costs and legal expenses incurred by either party hereto in connection with the transactions contemplated hereby.

         SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as follows:

         7.1. Organization Authority; Binding Effect. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified and authorized to do business as a foreign corporation in the State of New Hampshire. The Seller has the power to own and hold the Acquired Assets, to carry on the business of the Stations as now carried on by it and to enter into and perform this Agreement, the Non-Competition Agreement and the Assumption Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes, and when



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                                      -8-


executed and delivered, each of the Non-Competition Agreement and the Assumption Agreement will have been duly executed and delivered and will constitute, the legal, valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms.

         7.2. Financial Statements, etc. The Seller has furnished to the Buyer complete and correct copies of its audited balance sheets and profit and loss statements for the Stations as at December 31, 1996, for the period then ended and its unaudited balance sheets and profit and loss statements for the Stations at March 31, 1997, for the calendar year then ended. Such financial statements have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods indicated and fairly present the financial condition of the Stations as at the date specified therein and the results of their operations for the period then ended, subject to audit and normal year-end adjustments.

         7.3. Title to Acquired Assets, etc. The Acquired Assets constitute all of the Seller's assets (other than the Excluded Assets) used, necessary or useful in connection with the operation of the Stations. Except for Permitted Encumbrances, the Seller has good and valid title to all of the Acquired Assets, free and clear of all leases, mortgages, restrictions, liens, options, pledges, charges, security interests, encumbrances or title retention agreements
(collectively, "Encumbrances"). Each of the Contracts is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both would constitute, a material default thereunder or other event which would allow cancellation or early termination by the other party or parties thereto. All of the Acquired Assets are transferable by the Seller by the Seller's sole act and deed and at the Closing Date no certain of the Contracts described in Schedule 2.3 may be assigned only with the consent of third parties, each of such required consents being specified in Schedule 2.3. All of the Acquired Assets are in good operating condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are used and comply with all requirements of the FCC.

         7.4. FCC Licenses. The Seller is the holder of unrestricted licenses and other authorizations issued by the FCC, copies of which licenses and authorizations are attached hereto as Schedule 7.4 (collectively, the "Licenses"), that authorize the Seller to operate the Stations in accordance with those specifications also set forth in the Licenses. The Licenses have been duly and validly issued, are in full force and effect, and are transferable with the consent of the FCC. The Licenses are valid through the dates indicated thereon. There are no orders, complaints, proceedings or investigations pending or, to the Seller's knowledge, threatened that would affect the validity of the Licenses,




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other than FCC rulemaking  procedures of general  application.  The Stations and the Real Estate are in compliance in all material respects with the terms of the Licenses and all material statutes, rules, regulations and policies of the FCC or any federal, state or local agencies having jurisdiction over the Stations, including all applicable radio signal transmission, electromagnetic radiation, zoning, building and environmental laws, rules and regulations. All transmitters used or useful in the operation of the Stations now operate in a manner such that any FCC action for which environmental factors must be considered would not constitute a major action as defined in 47 C.F.R. 1.1305 as in effect on the date hereof.

         7.5.   Intellectual  Property.  Except  as  otherwise  disclosed  on
Schedule 2.2, the Seller owns or licenses all trade names, service marks, logos, slogans, jingles and other intellectual property used for the operation of the Stations, all of which are being assigned to the Buyer hereunder. To the best of the Seller's knowledge after due diligence and inquiry, none of such intellectual property infringes any intellectual property or related rights of third parties nor is any third party infringing on the Seller's rights with respect to such intellectual property.

         7.6. Employees of the Seller. Attached hereto as Schedule 7.6 is a complete and accurate list of all of the officers and employees of the Seller employed primarily in connection with the operation of the Stations, their respective monthly rates of compensation as of the date hereof and their accrued vacation entitlement, if any.

         7.7. Approval by Governmental Agencies. Except for the FCC Consent and the filings required pursuant to the HSR Act (if any) and the rules and regulations issued thereunder, no approval of or filing with any governmental administrative agency or authority is required for the execution or delivery of this Agreement by the Seller or the consummation of the transactions contemplated herein.

         7.8. No Unlisted Agreement. The Seller is not a party to or subject to or covered by any other material agreement or plan or policy relating to the operation of the Stations or the employment of the Stations' employees. Any unfunded liabilities of the Seller with respect to any such agreements, plans or policies comprising pension or other employee benefits are set forth in Schedule
7.8. Each of Schedule 2.3 and Schedule 4 accurately sets forth all of the material terms of the Seller's barter and other trade agreements assigned to the Seller pursuant to this Agreement and in existence on the date hereof, which terms, including, without limitation, the rates at which station radio time of any of the Stations is traded, are consistent with the Seller's historic practice with respect to such barter or other trade agreements.




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         7.9.  Labor Laws. The Seller has complied with all applicable  laws, rules, collective bargaining agreements, and regulations pertaining to the employment of labor or the provision of personnel benefits in connection with the Stations. The Seller has paid all taxes and withheld all amounts required by law or agreement to be withheld from compensation of the Stations' employees and is not liable for arrears of wages or for tax or penalty for failure to comply with the foregoing. There are no controversies pending or, to the best of the Seller's knowledge, threatened between the Seller and the employees of the Stations which would have a Materially Adverse Effect.

         7.10. Records and Reports. Except to the extent that the failure to comply with such rules of the FCC has, and will have, no material impact on the ownership, operation or transfer of the Stations; (a) all statements relating to the Stations currently required to be filed by the Seller with the FCC or any governmental instrumentality have been filed and complied with and are complete and correct as filed; (b) all such statements shall be continued to be filed on a current basis until the Closing Date, and will be complete and correct as filed; (c) all items required by the FCC to be placed in the local public record files of the Stations have been placed in such files and are in possession of the Seller, and all such documents are complete and correct; and (d) all required logs and business records relating to the operation of the Stations have been maintained in accordance with the rules of the FCC and are in possession of the Seller. The Seller's local public files will be transferred to the Buyer at the Closing and will be complete and up-to-date.

         7.11. Insurance. The Seller currently maintains, with respect to all of the insurable assets of the Stations, the insurance policies listed and described on Schedule 7.11.

         7.12. Brokers. Seller has neither employed nor is liable to any broker, finder or any other third party in connection with the transactions contemplated by this Agreement.

         7.13. Disclosure. No representation or warranty by the Seller in this Agreement or in any other document delivered or to be delivered to the Buyer in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Seller with proper and complete information as to the Seller and the identity and character of the Acquired Assets and the Contracts. There is no material fact known to the Seller relating to the Acquired Assets, the Contracts, the operation of the Stations with the Acquired Assets and the Contracts or liabilities arising therefrom that may materially adversely affect the same and that has not been disclosed to the Buyer in writing.




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                                      -11-


         7.14. Environmental Matters. In the course of any activities conducted by the Seller in connection with the Real Estate, Seller has complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Stations and its operations, including but not limited to the FCC's guidelines regarding RF radiation, and Seller has actual knowledge of no facts which would constitute a material violation of such laws, rules and regulations with respect to the Real Estate or the Stations.

         7.15. Litigation. Except as set forth in Schedule 7.15 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Seller, threatened against the Seller before any court, tribunal or administrative agency or board that, if adversely determined, would, either in any case or in the aggregate, have a Materially Adverse Effect.

         7.16. Authorization. The execution, delivery and performance of this Agreement, the Non-Competition Agreement and the Assumption Agreement and the performance by the Seller of all of its agreements and obligations under each of such documents (a) are within the corporate authority of the Seller, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Seller is subject or any judgment, statute, rule or regulation to which the Seller is subject or any judgment, order, writ, injunction, license or permit applicable to such Person and (d) do not conflict with any provision of the corporate charter or bylaws of, any agreement or other instrument binding upon the Seller.

         SECTION 8. REPRESENTATION, WARRANTIES AND COVENANTS BY THE BUYER. The Buyer represents and warrants to the Seller as follows:

         8.1. Organization; Authority; Approvals; Binding Effect. The Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. The Buyer has the power to enter into and perform this Agreement, the Non-Competition Agreement and the Assumption Agreement. This Agreement has been duly executed and delivered by the Buyer and constitutes, and when executed and delivered hereunder by the Buyer, each of the Non-Competition Agreement and the Assumption Agreement, will have been duly executed by the Buyer and will constitute, the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         8.2. Authorization. The execution, delivery and performance of this Agreement, the Non-Competition Agreement and the Assumption Agreement and the performance by the Buyer of all of its agreements and obligations under each of such documents (a) are within the corporate authority of the Buyer, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Buyer is subject or any judgement, order, writ, injunction, license or permit applicable to the Buyer and (d) do not conflict with any provision of the corporation charter or bylaws of, any agreement or other instrument binding upon the Buyer.

         8.3. Governmental Consent. Except for the FCC Consent and filings required by the HSR Act, if any, and the rules and regulations issued thereunder, no approval of or filing with any governmental administrative agency or authority is required for the execution or delivery of this Agreement by the Buyer or the consummation of the transactions contemplated herein.

         8.4. Brokers. Buyer has neither employed nor is liable to any broker, finder or any other third party in connection with the transactions contemplated by this Agreement.


         8.5. Disclosure. No representation or warranty by the Buyer in this Agreement or in any other document delivered or to be delivered to the Seller in connection herewith contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated therein.

         SECTION 9. AGREEMENTS BY THE SELLER PENDING CLOSING DATE.


         9.1. Affirmative Covenants. Between the date hereof and the Closing Date, the Seller shall:

                  (a) subject to the terms of the Time Brokerage Agreement, maintain the Stations Records in accordance with the Seller's current practice, and, from time to time, upon reasonable notice and during regular business hours, give to representatives of the Buyer full access to the Stations Records and cooperate in discussing the business and affairs of the Seller with the representatives of the Buyer;

                  (b) subject to the terms of the Time Brokerage Agreement, keep in good repair and maintain all of the property related to or used in the Stations in good operating condition and in accordance with FCC regulations and the Seller's current practice;

                  (c) maintain at all times with respect to all of the Stations' insurable assets the insurance policies currently in effect or substantially similar policies with other financially sound and reputable insurers;

                  (d) subject to the terms of the Time Brokerage Agreement, conduct continuously the broadcast programs and the business of the Stations with due diligence in accordance with the terms and requirements of the Licenses and use the Seller's commercially reasonable efforts to preserve and maintain the Stations' business organization and the goodwill and support of the Stations' listeners, advertisers, employees and other persons having business relations with the Stations;

                  (e) employ the Seller's commercially reasonable efforts to secure, before the Closing Date, the consent, in form and substance satisfactory to the Buyer, to the consummation of the transactions contemplated by this Agreement by each party to any agreement, including, without limitation, any Contract listed in Schedule 2.3 and any Contract entered into after the date hereof, under which such transactions would constitute a material default, would accelerate obligations of the Seller or would permit cancellation or early termination of any such agreement;

                  (f) between the date hereof and for a period of one (1) year from the Closing Date, Seller shall not, directly or indirectly, through any agent or otherwise, hire or solicit the employment of any of the employees listed on Schedule 7.7 who are hired by Buyer at or after the Closing or who are subject to non-competition agreements with Buyer (but only to the extent limited by such non-competition agreements), except as agreed to in writing by Buyer and Seller; and

                  (g) comply in all material respects with the terms of the Time Brokerage Agreement.

         9.2. Negative Covenants. Between the date hereof and the Closing Date, the Seller shall operate the Stations only in the ordinary course, and shall not, without the consent of the Buyer, do any of the following: (a) create, incur or permit the creation of any Encumbrance on the Seller's business, property or assets now owned or hereafter acquired in connection with the Stations; (b) except for contracts for the sale of advertising for cash for which no prepayment has been received and with not more than twelve (12) months remaining in their term, and except for such other contracts or leases that involve commitments by the Seller not in excess of $50,000 in any one case nor more than $100,000 in the aggregate, make or become a party to any contract, lease or commitment, or renew, extend, amend or modify any contract, lease or commitment without the prior written consent of the Buyer; (c) agree to pay, conditionally or otherwise, any bonus (other than bonuses in amounts or calculated according to methods disclosed to the Buyer and payable as a reward for continued satisfactory performance during the period from the date of this Agreement to the Closing Date, which bonuses shall be payable by the Seller), extra compensation, pension or severance pay to any agent, officer or employee or increase the rate of compensation of any of the officers or employees of the Seller above the rates shown on Schedule 7.6 except for certain regularly scheduled annual raises noted on Schedule 7.6 which would normally be made between the date of this Agreement and the Closing Date and which are in amounts consistent with the Seller's prior practices; (d) permit, either in violation of the FCC's rules and regulations or contrary to the Seller's past practices relating to record retention, the removal from the Stations, or the destruction, or the Stations' Records; or (e) except to the extent that FCC rules and regulations require that such matters be left to the discretion of the Seller, change materially the manner in which the Seller operates the Stations or the Seller's practices with respect to the Stations, including, without limitation, the type, quality and amount of promotional support which the Seller has historically provided to the Stations.

         9.3. Control of Stations. Except as expressly provided for in the Time Brokerage Agreement, the Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operations of the Stations; such operations, including complete control and supervision of all programs and employees, shall be the sole responsibility of the Seller. Without limiting the foregoing, the Buyer shall not induce any of the employees of the Seller to leave their employment with the Seller or employ or otherwise contract for the services of any person who is now employed by the Seller at the time of the commencement of employment discussions between the Buyer and such person.

         SECTION 10. BEST EFFORTS TO SECURE REGULATORY AUTHORIZATION AND FCC CONSENT.

                  (a) If necessary, the Seller and the Buyer shall proceed to file, not later than fifteen (15) business days following the date hereof, with the FTC and the Antitrust Division of the United States Department of Justice notification and report forms and documentary material which comply with the provisions of the HSR Act and the rules and regulations issued thereunder, and will promptly file any additional information requested as soon as practicable after receipt of the request. Neither of the Buyer or the Seller will take any action which will have the effect of delaying, impairing or impeding the receipt of any required approvals and both such parties will use their best efforts to secure such approvals as promptly as possible.

                  (b) The Seller and Buyer shall proceed to file, not later than ten (10) business days following the date hereof, proper applications with the FCC requesting the FCC Consent, and shall file with the FCC thereafter any other instruments necessary to obtain the FCC Consent, including additional information or amendments to the application, and shall cooperate fully with one another and shall otherwise use their best efforts to procure the FCC Consent at the earliest possible date. Without limiting the foregoing, neither the Buyer nor the Seller will take any action which will have the effect of delaying, impairing or impeding the receipt of the FCC Consent. All costs of obtaining such consents shall be borne equally by the Seller and the Buyer.

         SECTION 11. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS. Each and every obligation of the Buyer to be performed at the Closing shall be subject to the satisfaction of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         11.1. Representations, Warranties and Covenants of the Seller. The representations and warranties of the Seller set forth in Section 7 shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for changes contemplated and permitted or required by this Agreement. The Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing. The Seller shall have executed and delivered, in substantially the forms attached hereto, the Deed, the Assumption Agreement, Bill of Sale, assignments of the Licenses and the Non-Competition Agreement. The Seller shall have delivered to the Buyer the Seller's certificate, dated as of the Closing Date, stating that the conditions set forth in this Section 11.1 have been satisfied, together with a good standing certificate relating to the Seller and issued by each of the Secretaries of State of Delaware and New Hampshire, respectively.

         11.2. Governmental Agency Approvals. The FCC Consent shall have become effective and each other governmental agency the approval of which is required prior to the consummation of any of the transactions contemplated by this Agreement shall have approved such transaction on the terms contemplated by this Agreement and the applicable (if any) waiting periods under the HSR Act and the rules and regulations issued thereunder shall have expired; provided that the parties hereto shall have complied with the provisions of Section 10(a) hereof.

         11.3. Public Records File; Other Books and Records; Barter and Other Trade Agreements. The Seller shall have delivered to the Buyer on the Closing Date all books and records (or copies thereof) of the Seller relating to the Seller's operation of the Stations (collectively, the "Stations' Records"), as of the Closing Date. The Seller shall deliver at the Closing a schedule of all of its current barter and other trade agreements and a statement of its outstanding net barter and other trade balances as of the Closing Date. For a period of not less than one (1) year after Closing, the Buyer agrees to retain any Stations' Records in its possession. If required by the Seller for regulatory, audit, tax or other reasonable and similar purposes, the Buyer will grant the Seller reasonable access to, or make copies of the Stations' Records relating to the pre-closing operations of the Stations as are in its possession. The Seller will pay the Buyer the costs of copying such Stations' Records. The Buyer will not destroy any of the Stations' Records relating to the pre-closing operations of the Stations prior to six (6) years after the Closing Date without notifying the Seller and allowing the other party to take possession of and preserve such Stations' Records.

         11.4. Consents. Each other party to each of the Leases, and each other party to any Service Agreement or any other Contract or would constitute a default giving rise to a claim for damages or injunctive relief which would have a Materially Adverse Effect) shall have given such consent, at no expense to the Buyer, in a form and substance approved by the Buyer (which approval shall not be unreasonably withheld), as may be necessary to permit the consummation of the transactions contemplated by this Agreement, all without default or acceleration under or early termination or cancellation of such agreement and without charge.

         11.5. No Materially Adverse Change. No action or proceeding shall have been instituted, and no order, decree or judgment of any court or governmental authority shall be subsisting, against the Buyer or the Seller that would render it unlawful, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof or that would affect, as of the Closing Date, the validity of the Licenses.

         11.6. Opinion of Counsel. The Seller shall have delivered to the Buyer on the Closing Date (a) a reasonable satisfactory opinion from Bingham, Dana & Gould, special counsel for the Seller, dated as of the Closing Date, and
(b) a reasonably satisfactory opinion of Kaye, Scholer, Fierman, Hays & Handler LLP, special FCC counsel to the Seller, dated as of the Closing Date, as to the matters set forth in Section 7.4 and the validity of the FCC Consent.

         11.7. Condition of Property. The Premises and Buildings as of the Closing Date shall be in the same condition they are on the date of this

Agreement subject to the terms of this Agreement, reasonable wear and tear and physical damage the repair of which can be effected for not more than $5,000 only excepted, and free of all tenants and occupants except as permitted by the terms of this Agreement, and in conformity with the terms of all recorded Permitted Encumbrances.

         11.8. Title Insurance Affidavits, Etc. Seller shall have delivered such standard parties-in-possession and mechanics' lien affidavits, corporate votes and the like as may be reasonably required by the Title Insurance Company for it to issue the Title Policy as provided above. In addition, the Title Policy shall have been issued to Buyer at standard rates by the Title Insurance Company.

         11.9.  Non-Foreign  Affidavit.  Seller  shall have  delivered  (a) a
transferor's   certification  of  non-foreign  status  as  required  by  Section
1445(b)(2) of the Internal Revenue Code and (b) a currently operative Occupancy Permit.

         11.10. Additional Certificates and Other Documents. On or before the Closing Date, the Seller shall have furnished to the Buyer such additional certificates and other documents as the Buyer may have reasonably requested as to any of the conditions or other matters set forth in this Section 11, including, without limitation, as to compliance with Section 11.1.

         SECTION 12. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS. Each and every obligation of the Seller to be performed at the Closing shall be subject to the satisfaction of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

         12.1. Representations, Warranties and Covenants of the Buyer. The representations and warranties of the Buyer set forth in Section 8 shall be true and correct as to all material matters as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for changes contemplated and permitted or required by this Agreement. The Buyer shall have tendered to the Seller the Purchase Price, executed and delivered the Non-Competition Agreement and performed and complied with all other agreements and conditions required by this Agreement to be performed or complied with by the Buyer prior to or at the Closing. The Buyer shall have delivered to the Seller a certificate, dated as of the Closing Date, stating that the conditions set forth in this Section 12.1 have been satisfied.

         12.2. Governmental Agency Approvals. The FCC Consent shall have become effective and each other government agency the approval of which is required prior to the consummation of any of the transactions contemplated by this Agreement shall have approved such transaction on the terms contemplated by this Agreement and the applicable waiting periods under the HSR Act and the rules and regulations issued thereunder shall have expired; provided that the parties hereto shall have complied with the provisions of
Section 10(a) hereof.

         12.3. No Obstructive Proceeding. No action or proceeding shall have been instituted, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting, against the Buyer or the Seller that would render it unlawful, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with terms hereof.

         12.4. Opinion of Counsel. The Buyer shall have delivered to the Seller on the Closing Date an opinion from Michael Milsom, General Counsel for the Buyer, that is in form and detail reasonably satisfactory to the Seller.

         SECTION 13.  INDEMNIFICATION BY BUYER.

         13.1. Indemnification of Seller. The Buyer agrees to indemnify and hold the Seller harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) arising from or related to any of the following: (a) any material inaccuracies in any representation or warranty made by the Buyer herein or in any document delivered by the Buyer in connection herewith, or any material failure by the Buyer to comply with any covenant made by the Buyer in this Agreement or any such document; (b) any and all claims, liabilities and obligations arising out of the ownership or operation following the Closing Date of the Stations or the Acquired Assets or the performance following the Closing Date of the Contracts; provided that such claims, liabilities and obligations are not based solely on facts existing prior to the Closing Date; (c) any claims, liability or obligation with respect to any employee of the Buyer in connection with his or her employment by the Buyer following the Closing Date; or (d) any loss, cost or expense of the Seller relating to the failure of the Buyer to comply in any material respect with the provisions of this Section 13, provided that Buyer shall have no liability under this 13.1 until the aggregate for all claims hereunder exceeds the sum of $20,000 (the "Threshold Amount"), in which event Buyer shall then be liable for all claims for indemnification hereunder, including the Threshold Amount.

         13.2. Claims. In the event that the Seller desires to make a claim against the Buyer under Section 13.1, the Seller shall notify the Buyer within ninety (90) days of the date on which Seller becomes aware of all of the facts and circumstances giving rise to such claim. Upon receipt of such notice from the Seller of any claim made by a third party, the Buyer shall be entitled to assume the defense of such claim, and in the case of such an assumption the Buyer shall have the authority to negotiate, compromise and settle such claim at its sole expense and cost, provided, that any such settlement shall include as an unconditional term thereof the giving by such third party to the Seller of a release from all liability in respect of such claim.

         13.3. Limitation. No claim may be made pursuant to this Section 13 unless notice thereof pursuant to Section 13.2 has been given on or prior to the second anniversary of the Closing Date; provided that if and to the extent that the Seller continues to be liable directly to the third parties under any Contract such time limitation shall not apply with respect to claims made pursuant to this Section 13 and relating to the performance after the Closing Date of such Contracts. No claim may be made in respect of any matter covered by
Section 13.1, including but not limited to any claim by the Seller based on any inaccuracy of any representation or warranty made by the Buyer, except pursuant to the provisions of this Section 13.

         SECTION 14.  INDEMNIFICATION BY SELLER.

         14.1. Indemnification of Buyer. The Seller agrees to indemnify and hold the Buyer harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees) arising from or related to any of the following: (a) any material inaccuracies in any representation or warranty made by the Seller herein or in any document delivered by the Seller in connection herewith, or any material failure by the Seller to comply with any covenant made by the Seller in this Agreement or any such document; (b) any and all claims, liabilities and obligations arising out of the ownership or operation on or prior to the Closing Date of the Stations or the Acquired Assets or the performance on or prior to the Closing Date of the Contracts; provided that such claims, liabilities and obligations are based on facts which came into existence after the Closing Date;
(c) any claim or liability arising under the bulk sales or related tax laws of any jurisdiction in connection with transactions contemplated by this Agreement (in view of such indemnification obligation the Buyer hereby waives the Seller's compliance with any such bulk sales and related tax laws as a condition to the Closing hereunder); (d) any claims, liability or obligation with respect to any employee of the Seller in connection with his or her employment and/or termination of employment on or prior to the Closing Date by the Seller; (e) any and all claims or counterclaims arising in connection with the Excluded Assets; or (f) any loss, cost or expense of the Buyer relating to the failure of the Seller to comply in any material respect with the provisions of this Section 14, provided that Seller shall have no liability under this 14.1 until the aggregate for all claims hereunder exceeds the Threshold Amount, in which event Seller shall be liable for all claims for indemnification hereunder, including the Threshold Amount.

         14.2. Claims. In the event that the Buyer desires to make a claim against the Seller under Section 14.1, the Buyer shall notify the Seller within ninety (90) days of the date on which Buyer becomes aware of all of the facts and circumstances giving rise to such claim. Upon receipt of such notice from the Buyer of any claim made by a third party, the Seller shall be entitled to assume the defense of such claim, and in the case of such an assumption the Seller shall have the authority to negotiate, compromise and settle such claim at its sole expense and cost; provided, that any such settlement shall include as an unconditional term thereof the giving by such third party to the Buyer of a release from all liability with respect to such claim.

         14.3. Limitations. No claim may be made pursuant to this Section 14 unless notice thereof pursuant to Section 14.2 has been given on or prior to the second anniversary of the Closing Date, or, if the claim relates to any tax liability or claim, the third anniversary of the Closing Date. No claim may be made in respect of any matter covered by Section 14.1, including but not limited to any claim by the Buyer based on any inaccuracy of any representation or warranty made by the Seller, except pursuant to the provisions of this Section 14.

         SECTION 15.  TERMINATION OF AGREEMENT.

         15.1. Termination. This Agreement may be terminated by either Buyer or Seller (as long as such party has complied in all material respects with its covenants and agreements under this Agreement) upon the occurrence of any of the following:

                  (a) if, on or prior to the Closing Date, the other party hereto defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such default shall not be cured within thirty (30) days of the date of notice of default served by the party claiming such default; or

                  (b) on ten (10) days written notice if the FCC denies any application requesting the FCC Consent, or if the FCC fails to grant the FCC Consent within six (6) months following the date of this Agreement, provided, that Seller shall extend such time limit an additional one (1) month at the request of Buyer so long as Buyer shall be diligently prosecuting the FCC Application in good faith and the FCC has not issued any ruling or decision denying the FCC Application; or

                  (c) if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of this Agreement; or

                  (d) by Buyer only, if between the date hereof and the Closing Date the Stations for any reason (other than the failure of the Buyer to comply with the terms of the Time Brokerage Agreement) does not broadcast at substantially full licensed power and antenna heights as described in the License (an "Off Air Event") for a continuous period of five (5) days or if all Off Air Events result in an aggregate of five (5) days wherein the Stations does not broadcast at full licensed power and antenna height or if there are more than four (4) Off Air Events, each lasting six (6) hours or more.

         15.2. Drawdown of Escrowed Amounts. The Buyer and the Seller hereby agree that upon the termination of this Agreement as a result of the failure by or inability of the Buyer to comply in any material respect with the terms of this Agreement, the Escrow Deposit shall be paid to Seller. Seller acknowledges and agrees that the Escrow Deposit shall be the sole and exclusive remedy of Seller against Buyer in connection with such default and termination.

         SECTION 16.  GENERAL.

         16.1. Expenses. Except as otherwise expressly provided in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby shall be borne by the party incurring such expenses.

         16.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows: (a) if to the Seller, to: Precision Media Corporation, 36 Bay State Road, Cambridge, Massachusetts 02138 , Attention:
Donald F. Law, Jr. and (b) if to the Buyer, to: American Radio Systems, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Steven B. Dodge, CEO.

         16.3. Further Assurances. From time to time, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require more effectively to convey and transfer any of the Acquired Assets and to assign any of the Contracts to the Buyer. The Seller and the Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

         16.4.  Full  Consideration;   Risk  of  Loss.  Except  as  otherwise
expressly provided in this Agreement, the Seller shall be responsible to deliver the Acquired Assets and to assign the Contracts upon the terms of this Agreement without further cost or expense to the Buyer and shall be responsible for satisfying any and all costs and expenses payable to any third parties arising as a result of the Seller's delivery of the Acquired Assets and the assignment of the Contracts to the Buyer. The risk of loss, damage or destruction to any Acquired Asset from any cause whatsoever prior to the Closing shall be borne by the Seller, who shall, prior to the Closing and at the Seller's own expense, repair, rebuild or replace any Acquired Asset so lost, damaged or destroyed (but only to the extent of available insurance proceeds).

         16.5. Public Statements or Releases. The parties hereto each agree that neither party to this Agreement will make any public announcement of the existence of, or reveal the status of, the transactions provided for herein, without the prior approval of the other party hereto. Each party hereto agrees that it will not unreasonably withhold or delay any such approval. Nothing contained in this Section 16.5 shall prevent any party from making such public announcements as such party may consider necessary in order to satisfy such party's legal or contractual obligations.

         16.6.   NonRecourse   Obligations.   Notwithstanding   any  contrary
provision contained in this Agreement, the Non-Competition Agreement, the Assumption Agreement or any other agreement, document or instrument delivered in connection herewith or therewith, none of the shareholders, officers, directors or employees of the Buyer or the Seller nor any legal representative, heir, successor or assignee of any shareholder, officer, director or employee of the Buyer or the Seller shall have any personal liability for any misrepresentation or breach of warranty made by the Buyer or the Seller hereunder or thereunder, or any failure by the Buyer or the Seller to perform or observe any of the terms, covenants or conditions to be performed or observed by the Buyer hereunder or thereunder or any other obligation arising hereunder or thereunder. In the event of any such misrepresentation, breach or failure, the Seller or the Buyer, as the case may be, shall be entitled to proceed solely against the Buyer or the Seller, as the case may be.

         16.7. Specific Performance. Seller recognizes that, in the event Seller refuses to perform the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall, therefore, be entitled in such event, in addition to bringing suit at law or equity for money or other damages, to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

         16.8.   Miscellaneous.    This   Agreement   contains   the   entire
understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. The validity and construction of this Agreement shall be governed by the laws of the State of Connecticut. The headings of sections are for reference only and shall not limit or control the meaning thereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign its interests under this Agreement without the prior consent of the other, except that Buyer may assign its interests to a wholly-owned subsidiary of the Buyer without the Seller's prior consent (but only if American Radio Systems Corporation remains liable for all of the obligations of such assignee arising hereunder or in connection herewith). The representations and warranties of each party contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall be deemed material and, notwithstanding any investigation by the other party hereto, shall be deemed to have been relied upon by such other party and shall survive the Closing and the consummation of the transactions contemplated hereby. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, other than the Seller and the Buyer, any rights or remedies under or by reason of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                     PRECISION MEDIA CORPORATION


                                                     By:_______________________

                                                        Title:


                                                     AMERICAN RADIO SYSTEMS
                                                     CORPORATION


                                                     By:_______________________

                                                        Title:

                                    EXHIBIT A

                                    Premises

                                    EXHIBIT B


                              Assumption Agreement

                                    EXHIBIT C


                                Escrow Agreement

                                    EXHIBIT D


                            Non-Competition Agreement

                                   EXHIBIT E-1


                                Farmington Lease

                                   EXHIBIT E-2


                                 Rochester Lease

                                   EXHIBIT E-3


                                 Stratham Lease

                                    EXHIBIT F


                               Service Agreements

                                    EXHIBIT G


                            Time Brokerage Agreement

                                  SCHEDULE 2.1


                                 Tangible Assets

                                  SCHEDULE 2.2

                                Intangible Assets


         Call Signs

         1.       "WMYF-AM"

         2.       "WERZ-FM"

         3.       "WZNN-AM"

         4.       "WSRI-FM"

                                  SCHEDULE 2.3


                                    Contracts

                                   SCHEDULE 4


                                 TRADE ACCOUNTS

                                  See Attached

                                  SCHEDULE 5.2


                             Permitted Encumbrances


                  (i) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (ii) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iii) Encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Seller is a party, and other minor liens or encumbrances none of which in the opinion of the Seller interferes materially with the use of the property affected in the ordinary conduct of the business of the Seller which defects do not individually or in the aggregate have a materially adverse effect on the business of the Seller; and

                                  SCHEDULE 7.4


                                    Licenses


         FCC license for WMYF, WERZ, WZNN and WSRI attached hereto as Attachment 7.4.

                                  SCHEDULE 7.6


                                    Employees


         The attached list contains payroll information for bi-monthly pay period ending May 11, 1997 for employees of Stations WMYF, WERZ, WZNN and WSRI.

                                  SCHEDULE 7.8


                              Unfunded Liabilities

                                      None.

                                  SCHEDULE 7.11


                                    Insurance

                                  SCHEDULE 7.15


                                   Litigation